EXHIBIT 99.1

FOR IMMEDIATE RELEASE
---------------------

For:     MAF Bancorp, Inc.                 Contact:    Jerry A. Weberling,
         55th Street & Holmes Avenue                     Chief Financial Officer
         Clarendon Hills, IL 60514                     Michael J. Janssen,
                                                         Senior Vice President
         www.mafbancorp.com                            (630) 325-7300



                       MAF BANCORP, INC. TO PARTICIPATE IN
                  LEHMAN BROTHERS FINANCIAL SERVICES CONFERENCE

Clarendon Hills, Illinois, September 9, 2004 - MAF Bancorp, Inc. (MAFB), announced that it will be participating in the Lehman Brothers 2004 Financial Services Conference to be held in New York, NY on September 13-15, 2004. The conference will be broadcast on the Internet at http://customer.nvglb.com/LEHM002/091304a_rk/default.asp?entity-MAFBancorp and will also be available through MAF's website at www.mafbancorp.com. Through the websites, interested investors will have the opportunity to hear the presentation by Allen Koranda, Chairman of the Board and CEO of MAF Bancorp and Kenneth Koranda, President of MAF Bancorp, which is scheduled to be delivered on Monday, September 13, 2004 at 2:00 p.m. Central Time. A replay of the presentation will be available on the websites for approximately two weeks following the conference.

MAF Bancorp is the parent company of Mid America Bank, a federally chartered stock savings bank. The Bank currently operates a network of 67 retail banking offices throughout Chicago and Milwaukee and their surrounding areas. Offices in Wisconsin operate under the name "St. Francis Bank, a division of Mid America Bank." The Company's common stock trades on the Nasdaq Stock Market under the symbol MAFB.



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